Exhibit 99.1

Protolabs Appoints Marc Kermisch as New Chief Technology and AI Officer

MINNEAPOLIS, MINN.—Oct. 3, 2025—Global digital manufacturing leader Protolabs (NYSE: PRLB) today announced Marc Kermisch as its new Chief Technology and AI Officer, effective Monday, Oct. 13, 2025. Kermisch will lead Protolabs’ global technology organization and succeeds previous CTO, Oleg Ryaboy, who has departed the company.

“I want to thank Oleg for his leadership and expertise over the past 3 years during our continued evolution as a digital manufacturer,” said Suresh Krishna, President and CEO at Protolabs. “As we look towards the future, technological advancement is firmly at the core of our manufacturing innovation and the catalyst for our long-term strategic vision of complete prototyping-to-production support for our customers. Marc’s experience leading technology, R&D, and AI teams at several global companies positions him well to lead this exciting next chapter of digital manufacturing at Protolabs.”

Kermisch brings 25+ years of senior executive experience at technology and R&D organizations across diverse industries including manufacturing, software, and retail. Most recently, he served as CTO for Emergent Software, a full-stack technology company specializing in software development, cloud transformation, artificial intelligence (AI), and data engineering solutions. Prior to Emergent, he was Global Chief Digital and Information Officer at Case New Holland (NYSE: CNH), a $20 billion manufacturer of agriculture and construction equipment where he focused on developing autonomous vehicles, precision farming applications, and electric powertrains. Kermisch has also held executive leadership positions at Optum Rx, Bluestem Brands, and Red Wing Shoe Company, among others, and presently sits on the Board of Directors at American AgCredit and Crew Carwash.

“Protolabs’ tech-driven approach is at the forefront of the current manufacturing space,” said Kermisch. “From intuitive online quoting to advanced machine automation to accelerated quality control processes, there’s a digital thread infused throughout the company’s entire manufacturing process. The opportunity to expand that digital foundation through innovation in software and AI tools is very intriguing to me. AI has the capability to transform every business process, and I am excited to further integrate this cutting-edge technology across the digital manufacturing landscape at Protolabs.”

About Protolabs

Protolabs is the world’s fastest manufacturing service enabling companies across every industry to streamline production of quality parts throughout the entire product life cycle. From custom prototyping to end-use production, we support product developers, engineers, and supply chain teams along every phase of their manufacturing journey. Get started now at protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts

Protolabs

Ryan Johnsrud, 612-225-4873

Manager, IR and Corporate Development

ryan.johnsrud@protolabs.com

Gateway Group, Inc.
949-574-3860
PRLB@gateway-grp.com

Media Contact

Protolabs
Brent Renneke, 763-479-7704
Marketing Communications Manager
brent.renneke@protolabs.com